Exhibit 21
BIOGEN IDEC INC
The following is a list of subsidiaries of Biogen Idec Inc. as of December 31, 2009, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

State Or Other Jurisdiction Of
Subsidiary	Incorporation Or Organization
Arrowpark Interseas Ltd	Isle of Man
Biogen Idec (Argentina) SRL	Argentina
Biogen Idec (Czech Republic) s.r.o.	Czech Republic
Biogen Idec (Denmark) A/S	Denmark
Biogen Idec (Denmark) Manufacturing ApS	Denmark
Biogen Idec (Denmark) New Manufacturing ApS	Denmark
Biogen Idec (Hong Kong) Limited	Hong Kong
Biogen Idec (Ireland) Ltd.	Ireland
Biogen Idec (RTP) Realty LLC	Delaware
Biogen Idec (Singapore) Pte Ltd	Singapore
Biogen Idec (Slovak Republic) s.r.o.	Slovak Republic
Biogen Idec Australia PTY Ltd	Australia
Biogen Idec Austria GmbH	Austria
Biogen Idec B.V.	The Netherlands
Biogen Idec Belgium N.V./S.A.	Belgium
Biogen Idec Biotech India Pvt. Ltd.	India
Biogen Idec Brazil Produtos Farmaceuticos LTDA	Brazil
Biogen Idec Canada Inc.	Delaware
Biogen Idec Finland OY	Finland
Biogen Idec France S.A.S.	France
Biogen Idec GmbH	Germany
Biogen Idec Holding APS	Denmark
Biogen Idec Holding I Inc.	Delaware
Biogen Idec Holding II Inc.	Delaware
Biogen Idec Hungary KFT	Hungary
Biogen Idec Iberia, S.L.	Spain
Biogen Idec International B.V.	The Netherlands
Biogen Idec International GmbH	Switzerland
Biogen Idec International Holding Limited	Bermuda
Biogen Idec Japan Ltd.	Japan
Biogen Idec Ltd.	UK
Biogen Idec Luxembourg Holding SARL	Luxembourg
Biogen Idec MA Inc.	Massachusetts
Biogen Idec Management Services GmbH	Switzerland
Biogen Idec Manufacturing Holding LLC	Delaware
Biogen Idec Mexico S. DE R.L. DE C.V.	Mexico
Biogen Idec New Ventures, Inc.	Delaware
Biogen Idec Nobel Research Center, LLC	Delaware
Biogen Idec Norway AS	Norway
Biogen Idec NZ Ltd.	New Zealand
Biogen Idec Portugal Sociedade Farmaceutica, Unipessoal, Lda.	Portugal
Biogen Idec promet s farmacevtskimi in biotehnoloskimi proizvodi d.o.o	Slovenia
Biogen Idec Realty Corporation	Massachusetts
Biogen Idec Realty Limited Partnership	Massachusetts
Biogen Idec SRO, Inc.	Delaware
Biogen Idec Sweden AB	Sweden
Biogen Idec Therapeutics Inc.	Delaware
Biogen Idec U.S. Corporation	Massachusetts
Biogen Idec U.S. Limited Partnership	Massachusetts
Biogen Idec U.S. Pacific LLC	Delaware
Biogen Idec U.S. West Corporation	Delaware
Biogen-Dompe AG	Switzerland
Biogen-Dompe SRL	Italy

State Or Other Jurisdiction Of
Subsidiary	Incorporation Or Organization
Conforma Therapeutics Corporation	Delaware
Eidetica Biopharma GmbH	Switzerland
Fundacion Biogen Idec	Spain
Syntonix Pharmaceuticals, Inc.	Delaware
The Biogen Idec Foundation Inc.	Massachusetts
Wolter Interseas Ltd	Isle of Man